Exhibit 99.1

San Juan Basin Royalty Trust

News Release

San Juan Basin Royalty Trust Announces Monthly Reporting Status Update and Receipt of Underpayment for Prior Reporting Months

HOUSTON, Texas, November 14, 2021 – PNC Bank, National Association, as the Trustee of the San Juan Basin Royalty Trust (the “Trust”) (NYSE:SJT), today announced a status update regarding the monthly reporting by the owner of the Trust’s subject interests, Hilcorp San Juan, L.P. (“Hilcorp”).

On November 11, 2021, Hilcorp met with the Trust (the “November 2021 Meeting”) to discuss several material issues that the Trust had raised with respect to Hilcorp’s estimates of gross proceeds and severance taxes, as well as the Trusts’ audit of Hilcorp’s reported revenue and expenses. During the November 2021 Meeting, Hilcorp informed the Trust that it had completed its actualization and validation of January, February, and March 2021 with respect to the gross proceeds and severance tax estimates attributable to the Royalty Interests owned by the Trust. Based on such review, Hilcorp informed the Trust that it had determined that it owes the Trust an additional $448,780 for these time periods, along with $63,496 in interest in accordance with the terms of the Conveyance.

Also, during the November 2021 Meeting, Hilcorp informed the Trust that it had discovered errors made in the setup of a few of its general ledger accounts during its SAP conversion process. Specifically, Hilcorp stated that these accounts had been mislabeled as billable, including three of the Trust’s general ledger accounts. As a result, Hilcorp notified the Trust that it will reimburse the Trust $2,681,521 for the erroneous billed labels for January through July 2021 production months, along with $72,667 in interest in accordance with the Conveyance. Hilcorp believes that it has now corrected its accounting internal control systems.

Hilcorp intends to include the payments for these actualizations and adjustments, together with the related interest, in the November reporting and distribution to the Trust. Hilcorp also confirmed that it continues to work on its actualization and accounting of the operated revenue and severance tax computations for the production month of April 2021 and will notify the Trust promptly upon completion of such actualization and accounting.

The Trustee continues to engage with Hilcorp regarding its ongoing accounting and reporting to the Trust, and the Trust’s third-party compliance auditors continue to audit all payments made by Hilcorp to the Trust, including adjustments, true-ups, and recoupments. The Trustee continues to consult with outside counsel to review the rights of the Trust with respect to these matters and to evaluate any available potential legal remedies.

Contact:    San Juan Basin Royalty Trust

PNC Bank, NA

PNC Asset Management Group

2200 Post Oak Blvd., Floor 18

Houston, TX 77056

website: www.sjbrt.com                e-mail: James.wilharm@pnc.com

James R. Wilharm, Senior Vice President and Director of Trust Real Estate Services

Kaye Wilke, Investor Relations, toll-free: (866) 809-4553

Except for historical information contained in this news release, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements generally are accompanied by words such as “estimates,” “anticipates,” “could,” “plan,” or other words that convey the uncertainty of future events or outcomes. Forward-looking statements and the business prospects of San Juan Basin Royalty Trust are subject to a number of risks and uncertainties that may cause actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, certain information provided to the Trust by Hilcorp, volatility of oil and gas prices, governmental regulation or action, litigation, and uncertainties about estimates of reserves. These and other risks are described in the Trust’s reports and other filings with the Securities and Exchange Commission.